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                                  EXHIBIT 20.2

               MAP OF REGISTRANT'S PETROLEUM STORAGE FACILITIES IN
                          EAST PROVIDENCE, RHODE ISLAND

The map in Form 10-KSB is a plan of the petroleum storage facilities in East Providence, Rhode Island, indicating the tanks, truck loading rack, and buildings owned by the registrant.


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